UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2025
Commission file number: 001-39898
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Driven Brands Holdings Inc.
(Exact name of Registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation or organization)

139898
(Commission File Number)

47-3595252
(I.R.S. Employer Identification No.)

440 South Church Street, Suite 700
Charlotte, North Carolina
(Address of principal executive offices)

28202
(Zip Code)
(704) 377-8855
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, $0.01 par value

Trading Symbol
DRVN

Name of each exchange on which registered
The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Driven Brands Holdings Inc. (the “Company”) has appointed Rebecca Fondell to serve as the Company’s Senior Vice President and Chief Accounting Officer (“CAO”) effective as of May 9, 2025. Ms. Fondell, age 41, was previously Global Corporate Controller at Papa John’s International, Inc. from May 2022 through April 2025, and, before that, Vice President of Accounting, Controller for Reliance Worldwide Corporation from October 2019 through May 2022. She began her career at Ernst & Young and then held roles of increasing responsibility at Georgia-Pacific LLC, Coca-Cola Enterprises, Inc. and Coca-Cola European Partners. Ms. Fondell is a licensed Certified Public Accountant and earned her Bachelor of Science in Accountancy from LaGrange College and her Master of Accountancy from Auburn University.
Under the terms of her offer letter (the “Offer Letter”), Ms. Fondell will receive an annual base salary of $400,000, be eligible to receive an annual performance-based cash bonus (with a target of 50% of her annual base salary) and be eligible to receive annual equity grants of restricted stock units (“RSUs”) and performance stock units under the Company’s Amended and Restated 2021 Omnibus Incentive Plan (with a target value of 75% of her annual base salary), in each case as determined and approved by the Board or a committee thereof.
The Offer Letter also provides that Ms. Fondell will also receive a cash sign-on bonus of $150,000 (repayable by Ms. Fondell if she resigns or gives notice of resignation within 12 months after the payment thereof). In addition to her 2025 annual equity grant, Ms. Fondell will receive a one-time sign-on grant of RSUs with a target value of $400,000, that will vest over a three-year period. If the Company terminates Ms. Fondell without cause or if she resigns for good reason, she will be entitled to 9 months’ salary continuation as severance.
The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and which is incorporated by reference herein.
There are no arrangements or understandings between Ms. Fondell and any other person pursuant to which she is being appointed as Senior Vice President and CAO of the Company. There are no family relationships between Ms. Fondell and any other director or executive officer of the Company, and no transactions involving Ms. Fondell that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated April 17, 2025, by and between the Company and Rebecca Fondell
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVEN BRANDS HOLDINGS INC.

Date: April 23, 2025	By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President, Chief Legal Officer